U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                            MARMION INDUSTRIES CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                   4961                                06-1588136
   (State or jurisdiction of             (Primary Standard Industrial                 (I.R.S. Employer
incorporation or organization)            Classification Code Number)                Identification No.)


   9103 Emmott Road, Building 6, Suite A, Houston Texas 77040; (713) 466-6585
--------------------------------------------------------------------------------
  (Address and telephone number of Registrant's principal executive offices and principal place of business)

          AMENDED EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2004 NO. 2
       AMENDED NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN
                             FOR THE YEAR 2004 NO. 2
--------------------------------------------------------------------------------
                            (Full title of the Plans)

 Wilbert H. Marmion, 9103 Emmott Road, Building 6, Suite A, Houston Texas 77040
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (713) 466-6585
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                EXPLANATORY NOTE

                                 AMENDMENT NO. 2
                                       TO
                            MARMION INDUSTRIES CORP.
              EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2004 NO. 2
           NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN
                            FOR THE YEAR 2004 NO. 2


         On June 8, 2004, we filed with the Securities  and Exchange  Commission
(SEC) a Registration Statement No. 333-116297 on Form S-8, pertaining to our Employee Stock Incentive Plan for the Year 2004 No. 2 and our Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 2. On November 22, 2004 we filed a Post-Effective Amendment No. 1 to our Form S-8 No. 333-116297 This Post-Effective Amendment No. 2 to our Form S-8 No. 333-116297 is being filed pursuant to Instruction E to Form S-8 to:

         o Report that the Compensation Committee of the Company's Board, acting in its discretion, and pursuant to Paragraph 1.4 of the Amended Employee Stock Incentive Plan for the Year 2004 No. 2 and Paragraph 11 of the Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 2, has increased the number of shares available for issuance under the Amended Employee Stock Incentive Plan for the Year 2004 No. 2, while correspondingly decreasing the number of shares available for issuance under the Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 2. The number of shares available for issuance under the Company's Amended Employee Stock Incentive Plan for the Year 2004 No. 2 is 8,000,000, and the number of shares available for issuance under the Company's Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 2 is zero.

         Except as described above, and the current date of November 22, 2004, no other changes have been made to our Form S-8 Registration Statement No. 333-116297. For Items not modified herein, reference should be made to our Registration Statement No. 333-116297 on Form S-8 as filed with the SEC on June 8, 2004 and the Post-Effective Amendment No. 1 filed with the SEC on November 22, 2004. The filing of this Post-Effective Amendment No. 2 is not an admission that our Registration Statement No. 333-116297 on Form S-8, or the Post-Effective Amendment No. 1, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on November 22, 2004.


                                                MARMION INDUSTRIES CORP.



                                                By /s/ Wilbert H. Marmion
                                                   -----------------------------
                                                   Wilbert H. Marmion, President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                                Date
---------                 -----                                ----

/s/ Wilbert H. Marmion    President, Chief Executive Officer   November 22, 2004
-----------------------   and Director
Wilbert H. Marmion

/s/ Ellen Raidl           Secretary, Director and Treasurer    November 22, 2004
-----------------------
Ellen Raidl

/s/ John Royston          Vice President and Director          November 22, 2004
-----------------------
John Royston

                                  EXHIBIT INDEX

     EXHIBIT NO.              DESCRIPTION
     -----------              -----------

        5                 Opinion Re: Legality
        23.1              Consent of Counsel